Exhibit 99.1

GAS TRANSMISSION NORTHWEST CORPORATION AND
BISON PIPELINE, LLC

Combined Financial Statements

December 31, 2010

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Board of Directors and Board of Management

Gas Transmission Northwest Corporation and Bison Pipeline LLC:

We have audited the accompanying combined balance sheet of Gas Transmission Northwest Corporation and Bison Pipeline, LLC (collectively, the Combined Companies) as of December 31, 2010 and the related combined statements of income, comprehensive income, net equity, and cash flows for the year then ended. These combined financial statements are the responsibility of the Combined Companies’ management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Combined Companies’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Combined Companies as of December 31, 2010, and the results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

Our audit for the year ended December 31, 2010 was made for the purpose of forming an opinion on the combined financial statements taken as a whole. The combining information on pages 21 and 22 is presented for purposes of additional analysis of the combined financial statements rather than to present the financial position, results of operations, and cash flows of the individual companies. The combining information has been subjected to the auditing procedures applied in the audit of the combined financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic combined financial statements taken as a whole.

/s/ KPMG LLP

Houston, Texas

June 13, 2011

GAS TRANSMISSION NORTHWEST CORPORATION AND

BISON PIPELINE, LLC

Combined Balance Sheet

December 31, 2010

(In thousands)

Assets
Current assets:
Cash and cash equivalents	$128
Demand loan receivable from affiliate	62,031
Accounts receivable:
Trade, net of allowance of $2	19,273
Other	13,741
Materials and supplies	5,554
Other	5,905
Total current assets	106,632
Property, plant, and equipment:
Property, plant, and equipment	1,688,894
Construction work in progress	619,839
2,308,733
Less accumulated depreciation and amortization	(861,865)
Total property, plant, and equipment, net	1,446,868
Other assets:
Regulatory assets	10,776
Other	18,822
Total other assets	29,598
Total assets	$1,583,098
Liabilities and Net Equity
Current liabilities:
Demand loan payable to affiliate	$34,857
Bank indebtedness	28
Accounts payable:
Trade	2,255
Affiliates	3,777
Other	119,255
Income taxes payable	4,544
Taxes payable (other than income)	644
Accrued interest	1,488
Credit facility, affiliate	161,000
Total current liabilities	327,848
Long-term debt, net of current maturities	325,000
Other liabilities:
Deferred income taxes	15,245
Regulatory liabilities	17,813
Other	9,590
Total other liabilities	42,648
Net equity	887,602
Total liabilities and net equity	$1,583,098

See accompanying notes to combined financial statements.

GAS TRANSMISSION NORTHWEST CORPORATION AND

BISON PIPELINE, LLC

Combined Statement of Income

Year ended December 31, 2010

(In thousands)

Operating revenues	$217,475

Operating expenses:
Operation and maintenance	43,646
Depreciation and amortization	37,895
Taxes, other than income	8,607
Total operating expenses	90,148
Operating income	127,327

Other (expense) income, net	6,805
Interest and debt expense	19,302
Affiliated interest income, net	208
Income before income taxes	115,038
Income taxes	40,382
Net income	$74,656

See accompanying notes to combined financial statements.

GAS TRANSMISSION NORTHWEST CORPORATION AND

BISON PIPELINE, LLC

Combined Statement of Comprehensive Income

Year ended December 31, 2010

(In thousands)

Net income	$74,656
Other comprehensive loss, net of tax:
Changes associated with hedging transactions	(82)
Net comprehensive income	$74,574

See accompanying notes to combined financial statements.

GAS TRANSMISSION NORTHWEST CORPORATION AND

BISON PIPELINE, LLC

Combined Statement of Net Equity

Year ended December 31, 2010

(In thousands)

Balance at December 31, 2009	$598,028
Net income	74,656
Dividend to parent	(65,000)
Contributions	280,000
Changes associated with hedging transactions	(82)
Balance at December 31, 2010	$887,602

See accompanying notes to combined financial statements.

GAS TRANSMISSION NORTHWEST CORPORATION AND

BISON PIPELINE, LLC

Combined Statement of Cash Flows

Year ended December 31, 2010

(In thousands)

Cash flows from operating activities:
Net income	$74,656
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37,895
Deferred income taxes	26,495
Allowance for funds used during construction, equity	(10,224)
Loss on disposal of property, plant, and equipment	13,150
Asset and liability changes:
Accounts receivable	(9,397)
Other current assets	618
Regulatory assets	(7,347)
Noncurrent assets	833
Accounts payable	(2,009)
Income taxes payable	(1,741)
Other current liabilities	(242)
Regulatory liabilities	802
Noncurrent liabilities	(493)
Net cash provided by operating activities	122,996

Cash flows from investing activities:
Additions to property, plant, and equipment	(337,468)
Allowance for borrowed funds used during construction	(19)
Change in affiliate demand loan receivable	40,269
Net cash used in investing activities	(297,218)

Cash flows from financing activities:
Payments for retirement of long-term debt	(75,000)
Bank indebtedness	(548)
Dividend to parent	(65,000)
Change in affiliate demand loan payable	34,851
Equity contribution	280,000
Net cash provided by financing activities	174,303

Net change in cash and cash equivalents	81

Cash and cash equivalents at beginning of year	47

Cash and cash equivalents at end of year	$128

Supplemental cash flow information:
Cash activities:
Interest paid, net of capitalized interest	$20,490
Income taxes paid, net of refunds	23,747

Non cash activities:
Payables used for construction	$102,763

See accompanying notes to combined financial statements.

GAS TRANSMISSION NORTHWEST CORPORATION AND

BISON PIPELINE, LLC

Notes to Combined Financial Statements

December 31, 2010

(1)         Description of Business

These combined financial statements include Gas Transmission Northwest Corporation (GTN) and Bison Pipeline, LLC (Bison) (collectively, referred to herein as the Combined Companies). Both entities are indirectly owned by TransCanada Corporation (TransCanada). All transactions between GTN and Bison have been eliminated in combination.

(a)         Gas Transmission Northwest Corporation

GTN was incorporated in the state of California on August 9, 1957. GTN is a wholly owned direct subsidiary of TransCanada American Investments, Ltd (TAIL) and a wholly owned indirect subsidiary of TransCanada PipeLines Limited, TransCanada PipeLine USA Ltd, and TransCanada. GTN’s wholly owned subsidiary is Gas Transmission Service Company, LLC.

GTN’s 1,351-mile transmission system extends from Kingsgate, British Columbia where it interconnects with TransCanada’s BC System at British Columbia-Idaho border, with Williams (Northwest Pipeline Corporation) at Spokane and Palouse, Washington and at Stanfield, Oregon to Malin, Oregon on the Oregon-California border, where it interconnects with facilities of Tuscarora Gas Transmission Company (TGT), a subsidiary of TC PipeLines LP (TCLP), Pacific Gas & Electric (PG&E), and the Ruby Pipeline. The transmission system transports natural gas from producing fields primarily located in Western Canada, but also receives U.S. domestic gas supplies at Stanfield, Oregon. GTN’s transmission system has the capacity to transport more than 2.9 billion cubic feet of gas a day (Bcf/d) with the capability of delivering more than 2.1 Bcf/d to California and up to 1 Bcf/d to the Pacific Northwest.

On April 4, 2011, GTN was converted to a limited liability company in the state of Delaware. On April 26, 2011, TAIL and an indirect wholly owned subsidiary of TransCanada Pipelines Limited and TransCanada, and TCLP entered into a Purchase and Sale Agreement whereby TCLP will acquire from TAIL a 25% interest in GTN. On May 3, 2011 the acquisition was completed.

(b)         Bison Pipeline, LLC

Bison, a Delaware limited liability company, was formed on May 27, 2008. Bison is 100% owned by TC Continental Pipeline Holdings Inc. (TC Continental), a direct wholly owned subsidiary of TransCanada Pipeline USA Ltd and an indirect wholly owned subsidiary of TransCanada Pipelines Limited and TransCanada. TransCanada Northern Border Inc., an indirect wholly owned subsidiary of TransCanada, is the operator of Bison’s pipeline.

On April 26, 2011, TC Continental, an indirect wholly owned subsidiary of TransCanada Pipelines Limited and TransCanada, and TCLP entered into a Purchase and Sale Agreement whereby TCLP will acquire from TC Continental a 25% interest in Bison. On May 3, 2011 the acquisition was completed.

Bison, which entered commercial service on January 14, 2011, is an interstate natural gas pipeline designed to transport gas from the Powder River Basin to the Midwest market. The pipeline provides producers in the Power River Basin with additional natural gas pipeline capacity to access and meet increasing natural gas demand of the Midwest.

(Continued)

GAS TRANSMISSION NORTHWEST CORPORATION AND

BISON PIPELINE, LLC

Notes to Combined Financial Statements

December 31, 2010

Bison consists of approximately 303 miles of 30-inch diameter natural gas pipeline and related pipeline system facilities that extend northeastward from the Dead Horse Region near Gillette, Wyoming, through southeastern Montana and southwestern North Dakota where it interconnects with Northern Border’s system near Northern Border’s Compressor Station No. 6 in Morton County, North Dakota.

Bison’s design capacity is approximately 407 million cubic feet per day with potential expandability of up to approximately 1 billion cubic feet per day.

(2)         Summary of Significant Accounting Policies

(a)         Use of Estimates

The preparation of these combined financial statements in accordance with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

(b)         Cash and Cash Equivalents

The Combined Companies’ cash and cash equivalents consist of cash and highly liquid short-term investments with original maturities of three months or less and are recorded at cost, which approximates fair value.

(c)          Accounting for Regulated Operations

The Combined Companies’ natural gas pipelines are subject to the authority of the Federal Energy Regulatory Commission (FERC) under the Natural Gas Act of 1938 and the Natural Gas Policy Act of 1978. Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) 980, Regulated Operations, provides that rate regulated enterprises account for and report assets and liabilities consistent with the economic effect of the way in which regulators establish rates, if the rates are designed to recover the costs of providing the regulated service and if the competitive environment makes it probable that such rates can be charged and collected. The Combined Companies’ natural gas transmission operations are regulated with respect to construction, operations, and determination of rates. The timing of recognition of certain revenues and expenses in this regulated business may differ from that otherwise expected under GAAP to appropriately reflect the economic impact of the regulators’ decisions regarding revenues and rates.

(Continued)

GAS TRANSMISSION NORTHWEST CORPORATION AND

BISON PIPELINE, LLC

Notes to Combined Financial Statements

December 31, 2010

The Combined Companies’ regulatory assets and liabilities at December 31, 2010 are as follows (in thousands):

		Remaining
		recovery/
		settlement
		period
		(Years)
Regulatory assets:
Income tax related	$8,157	n/a
Deferred charge on reacquired debt	2,619	14
Fuel tracker (1)	1,488	1
Total regulatory assets	$12,264
Regulatory liabilities:
Cost of removal (2)	$17,813	n/a
Total regulatory liabilities	$17,813

(1)        GTN’s fuel tracker mechanism, as approved by the FERC, provides for 100% recovery of the difference between the value actual compressor fuel and line gain/loss versus amounts collected through its fuel rates. The value of such differences is reflected as a regulatory asset or liability. GTN’s fuel tracker rates are updated on an annual basis to include these differences with fuel estimates for the upcoming year. This is classified as other current assets.

(2)        GTN collects in its current rates estimated future removal costs related to its transmission and gathering facilities. Estimated costs associated with the future removal of transmission and gathering facilities are collected through depreciation as allowed by FERC. These amounts do not represent asset retirement obligations as defined by FASB ASC 410, Accounting for Asset Retirement Obligations.

(d)         Accounts Receivable

The carrying value of accounts receivable represents the aggregate amounts due from customers that management expects to collect. Management reviews the allowance for doubtful accounts at the end of each reporting period and charges to bad debt expense the amount necessary to reduce the carrying value of accounts receivable to the amount expected to be collected. Trade receivables determined by management to be uncollectible are written off in the period such determination is made.

(e)          Natural Gas Imbalances

Natural gas imbalances occur when the actual amount of natural gas delivered to or received from a pipeline system or storage facility differs from the amount of natural gas scheduled to be delivered or received. The Combined Companies value these imbalances due to or from shippers and operators at

(Continued)

GAS TRANSMISSION NORTHWEST CORPORATION AND
BISON PIPELINE, LLC

Notes to Combined Financial Statements

December 31, 2010

current index prices. Imbalances are settled in-kind, subject to the terms of the Combined Companies’ tariff.

Imbalances due from others are reported on the combined balance sheets as trade accounts receivable or accounts receivable from affiliates. Imbalances owed to others are reported on the combined balance sheets as trade accounts payable or accounts payable to affiliates. In addition, the Combined Companies classify all imbalances as current as the Combined Companies expect to settle them within a year.

(f)            Material and Supplies

Inventory consists of materials and supplies. The materials and supplies are valued at cost with cost determined using the average cost method.

(g)         Property, Plant, and Equipment

Property, plant, and equipment are recorded at their original cost of construction. For assets the Combined Companies construct, direct costs are capitalized, such as labor and materials, and indirect costs, such as overhead, interest, and an equity return component on regulated businesses as allowed by the FERC. The Combined Companies capitalize major units of property replacements or improvements and expenses minor items.

The Combined Companies use the composite (group) method to depreciate property, plant, and equipment. Under this method, assets with similar lives and characteristics are grouped and depreciated as one asset. The depreciation rate is applied to the total cost of the group until its net book value equals its salvage value. All asset groups are depreciated using the FERC depreciation rates. Currently, GTN’s depreciation rates vary from 2.00% to 20.00% per year and Bison’s depreciation rate is approximately 2.86% per year. Using these rates, the remaining depreciable life of GTN’s assets ranges from 1 to 47 years and Bison’s remaining depreciable life is approximately 35 years. Depreciation rates are evaluated each time the Combined Companies file with the FERC for a change in its transportation and storage service rates.

When property, plant, and equipment are retired, the Combined Companies charge accumulated depreciation and amortization for the original cost of the assets in addition to the cost to remove, sell, or dispose of the assets, less their salvage value. The Combined Companies do not recognize a gain or loss unless an entire operating unit is sold or retired. The Combined Companies include gains or losses on dispositions of operating units in income.

The Combined Companies capitalize a carrying cost on funds invested in the construction of long-lived assets. This carrying cost includes a return on the investment financed by debt and equity allowance for funds used during construction (AFUDC). AFUDC is calculated based on the Combined Companies’ average cost of debt and equity. For GTN, debt amounts capitalized during the year ended December 31, 2010 was not material. For Bison, debt amounts capitalized during the year ended December 31, 2010 is approximately $6.3 million. These amounts are included as a reduction of interest and debt expense (GTN) and affiliated interest expense (Bison) in the combined statements of income. For GTN, equity amounts capitalized during the year ended December 31,

(Continued)

GAS TRANSMISSION NORTHWEST CORPORATION AND
BISON PIPELINE, LLC

Notes to Combined Financial Statements

December 31, 2010

2010 was not material. For Bison, equity amounts capitalized during the year ended December 31, 2010 was approximately $10.2 million. Capitalized carrying costs for AFUDC debt and equity are reflected as an increase in the cost of the asset on the combined balance sheet.

Bison’s construction work in progress includes $108 million of accrued costs related amounts not yet billed from vendors as of December 31, 2010 classified as Accounts payable — other

(h)         Impairment of Long-Lived Assets

The Combined Companies review long-lived assets such as plant, property, and equipment and intangible assets for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable. If the total of the estimated undiscounted future cash flows is less than the carrying value of the assets, an impairment loss is recognized for the excess of the carrying value over the fair value of the assets. No impairments have been recorded for the year ended December 31, 2010.

(i)            Revenue Recognition

The Combined Companies’ revenues are primarily generated from transportation services and are based on the quantity of gas delivered or subscribed at a price specified in the contract. Transportation revenues include both reservation revenues and interruptible or volumetric-based services. For the Combined Companies’ reservation revenues, the Combined Companies recognize revenues on firm contracted capacity ratably over the contract period regardless of the amount of natural gas that is transported. For the Combined Companies’ interruptible or volumetric-based services, the Combined Companies record revenues when physical delivery of natural gas occurs. The Combined Companies do not take ownership of the gas that it transports. The Combined Companies are subject to FERC regulations, and as a result, revenues that the Combined Companies collect may be subject to refund in a rate proceeding. The Combined Companies establishe reserves for these potential refunds. For the year ended December 31, 2010, the Combined Companies have not received any revenue that is subject to refund. As of December 31, 2010, Bison has not entered commercial operations.

(j)            Commitments and Contingencies

Accounting for Asset Retirement Obligations

The fair value of a liability for an asset retirement obligation is recorded during the period in which the liability is incurred, if a reasonable estimate of the fair value can be made. No amount is recorded for asset retirement obligations relating to these regulated assets, as it is not possible to make a reasonable estimate of the fair value of the liability due to the inability to determine the scope and timing of the asset retirements.

Other Contingencies

The Combined Companies recognize liabilities for other contingencies when it has an exposure that, when fully analyzed, indicates it is both probable that a liability has been incurred and the amount of loss can be reasonably estimated. Where the most likely outcome of a contingency can be reasonably

(Continued)

GAS TRANSMISSION NORTHWEST CORPORATION AND
BISON PIPELINE, LLC

Notes to Combined Financial Statements

December 31, 2010

estimated, the Combined Companies accrue a liability for that amount. Where the most likely outcome cannot be estimated, a range of potential losses is established, and if no one amount in that range is more likely than any other, the lower end of the range is accrued.

(k)         Income Taxes

GTN

TransCanada PipeLine USA Ltd. maintains a tax accrual policy to record both regular and alternative minimum taxes for companies included in its consolidated federal return. Pursuant to TransCanada PipeLine USA Ltd.’s policy, GTN records current income taxes based on the GTN’s taxable income and GTN provides for deferred income taxes to reflect estimated future tax payments and receipts. Deferred taxes represent the tax impacts of differences between the financial statement and tax bases of assets and liabilities and carryovers at each year-end. GTN accounts for tax credits under the flow-through method, which reduces the provision for income taxes in the year the tax credits first become available. GTN reduces deferred tax assets by a valuation allowance when, based on the GTN’s estimates, it is more likely than not that a portion of those assets will not be realized in a future period. The estimates utilized in the recognition of deferred tax assets are subject to revision, either up or down, in future periods based on new facts or circumstances.

GTN is party to a federal tax-sharing agreement with TransCanada PipeLine USA Ltd. GTN is included in a consolidated federal return filed by TransCanada PipeLine USA Ltd. but determines its current tax liabilities as if separate returns are filed. Pursuant to the tax-sharing agreement, GTN settles its tax liability/benefit with TransCanada PipeLine USA Ltd. For states that require combined/consolidated returns, GTN is included with certain TransCanada affiliates and settles its tax liabilities/refunds with TransCanada PipeLine USA Ltd. For all other state returns, GTN files and pays its tax liabilities directly to the taxing jurisdictions.

GTN files income tax returns in the United States federal jurisdiction and various state jurisdictions. GTN’s federal and state income tax returns are currently open to audit under the statute of limitations for the 2007 through 2009 tax years.

Bison

As a limited liability corporation Bison is not taxed directly as a separate legal entity, however at December 31, 2010 it had only one member, which was a taxable corporation (TC Continental). In accordance with ASC 740, Bison has reflected its portion of TC Continental’s tax provision in the financial statements of the Combined Companies. Bison’s tax accrual policies are consistent with those of GTN.

The Combined Companies evaluate their tax positions for all jurisdictions and for all years where the statute of limitations has not expired to meet a more-likely than-not threshold (i.e., greater than a 50% likelihood of a tax position being sustained under examination) prior to recording a benefit for its tax positions. Additionally, for tax positions meeting this more-likely than-not threshold, the amount of benefit is limited to the largest benefit that has a greater than 50% probability of being

(Continued)

GAS TRANSMISSION NORTHWEST CORPORATION AND
BISON PIPELINE, LLC

Notes to Combined Financial Statements

December 31, 2010

realized upon ultimate settlement. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

The Combined Companies performed a review of their uncertain tax positions and determined that there were no adjustments required for uncertain tax positions as of December 31, 2010.

(3)         Income Taxes

(a)         Components of Income Taxes

The following table reflects the components of income tax expense included in income for the year ended December 31, 2010 (in thousands):

Current:
Federal	$20,114
State	1,892
Total current income tax expense	22,006
Deferred:
Federal	14,664
State	3,712
Total deferred income tax expense	18,376
Total income tax expense	$40,382

(b)         Effective Tax Rate Reconciliation

The Combined Companies income tax expense differs from the amount computed by applying the statutory federal income tax rate of 35% for the following reasons at December 31, 2010 (in thousands):

Income tax expense at the statutory federal rate of 35%	$40,263
AFUDC equity income permanent difference	(3,555)
State income taxes, net of federal income tax effect	3,643
Other	31
Income tax expense	$40,382
Effective tax rate	35.1%

(Continued)

GAS TRANSMISSION NORTHWEST CORPORATION AND

BISON PIPELINE, LLC

Notes to Combined Financial Statements

December 31, 2010

(c)          Deferred Tax Assets and Liabilities

The following are the components of the net deferred tax liability at December 31, 2010 (in thousands):

Deferred tax liabilities:
Property, plant, and equipment	$17,409
Regulatory assets	8,768
Other	6,688
Total deferred tax liabilities	32,865
Deferred tax assets:
Investment in partnership	6,111
Regulatory liabilities	6,869
Other	4,640
Total deferred tax assets	17,620
Net deferred tax liability	$15,245

(4)         Commitments and Contingencies

(a)         Counterparty Credit Risk

Counterparty credit risk represents the financial loss that the Combined Companies would experience if a counterparty to a financial instrument, in which the Combined Companies have an amount owing from the counterparty, failed to meet its obligations in accordance with the terms and conditions of its contracts with the Combined Companies.

On December 20, 2005, Calpine Corporation and certain subsidiaries, including Calpine Energy Services, LP (collectively, Calpine), a shipper on GTN, filed for protection under Chapter 11 of the United States Bankruptcy Code. As of December 31, 2007, Calpine had defaulted on all of its firm transportation agreements with GTN. GTN held cash collateral from Calpine of approximately $6 million at the time of default. In 2008, the Bankruptcy Court has approved a settlement by GTN and Calpine under which GTN had an allowed unsecured claim against the Calpine estate in the amount of $192.5 million, plus retention of the $6 million in collateral held by the GTN.

In February 2008, GTN received an initial distribution of 9.4 million shares in the reorganized Calpine in partial satisfaction of its claim. These shares were sold in February 2008 at $16.36 per share less commission fees, yielding $153.7 million.

In December 2010, GTN accrued an additional pretax gain of $9 million related to expected future proceeds with respect to its unsecured claim against the Calpine estate. The amount accrued is indicative of an estimated minimum amount due to GTN under the terms of the bankruptcy settlement. The accrued amount was transferred to TAIL as a distribution in April 2011 prior to the sale transaction disclosed in note 1(a).

(Continued)

GAS TRANSMISSION NORTHWEST CORPORATION AND
BISON PIPELINE, LLC

Notes to Combined Financial Statements

December 31, 2010

(b)         Regulatory Matters

GTN’s pipeline rates were established in January 2008 in accordance with a settlement approved by the FERC and were effective January 1, 2007. Under the settlement, a five-year rate moratorium was instituted, during which GTN and settling parties were prohibited under the Natural Gas Act of 1938 from taking certain actions, including initiating or supporting any rate review of GTN’s rates. This settlement also requires GTN to file a Natural Gas Act Section 4 rate case within seven years of the effective date.

Effective November 1, 2009, pursuant to the Stipulation and Agreement approved by the FERC in Docket No. RP06-407-000, Pacific Gas and Electric Company’s (PG&E) firm transportation service agreement was replaced with three firm transportation service agreements with contract terms of varying lengths. The first tranche, 250,000 Dth/d, expires on October 31, 2011. The second tranche, 279,968 Dth/d, expires on October 31, 2016. The third tranche, 80,000 Dth/d, expires on October 31, 2020.

(c)          Environmental Matters

The Combined Companies are not aware of any material contingent liabilities with respect to compliance with applicable environmental laws and regulations.

(d)         Operating Leases

GTN leases property, facilities, and equipment under various operating leases. Minimum future annual rental commitments on GTN’s operating leases as of December 31, 2010 were as follows (in thousands):

Year ending December 31:
2011	$485
2012	495
2013	487
2014	499
2015	433
Thereafter	688
Total	$3,087

Rental expense on the GTN’s operating leases for the year ended December 31, 2010 was $0.8 million. As of December 31, 2010, Bison had not entered into any leases.

(e)          Other Commercial Commitments

GTN and Bison hold cancelable easements or rights-of-way arrangements from landowners permitting the use of land for the construction and operation of the GTN and Bison’s pipeline system. Currently, GTN and Bison’s obligations under these easements are not material to its results of operations.

(Continued)

GAS TRANSMISSION NORTHWEST CORPORATION AND
BISON PIPELINE, LLC

Notes to Combined Financial Statements

December 31, 2010

(f)            Other

The Combined Companies are from time to time subject to other litigation incidental to its business. The Combined Companies are not aware of any contingent liabilities that would have a material adverse effect on the Combined Companies’ financial condition, results of operations, or cash flows.

(5)         Long-Term Debt

GTN’s long-term debt outstanding consisted of the following at December 31, 2010 (in thousands):

5.09% senior unsecured notes, due 2015	$75,000
5.29% senior unsecured notes, due 2020	100,000
5.69% senior unsecured notes, due 2035	150,000
325,000
Less current maturities	—
Total long-term debt less current maturities	$325,000

The 2005 Note Purchase Agreement contains a covenant that limits total debt to no greater than 70% of total capitalization. At December 31, 2010, the total debt to total capitalization ratio was 36%.

GTN was in compliance with all terms and conditions of all its credit and other debt agreements, including the timely payment of principal and interest, at December 31, 2010.

(6)         Fair Value Measurements

(a)         Fair Value of Financial Instruments

The following table presents the carrying amounts and estimated fair values of GTN and Bison’s financial instruments that are measured on a recurring basis at December 31, 2010. The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

	Carrying
	amount	Fair value
	(In thousands)
Financial assets:
Demand loan receivable from affiliate — GTN	$62,031	62,031
Financial liabilities:
Demand loan payable to affiliate — Bison	$34,857	34,857
Long-term debt — GTN	325,000	353,795
Credit facility, affiliate — Bison	161,000	161,000

(Continued)

GAS TRANSMISSION NORTHWEST CORPORATION AND

BISON PIPELINE, LLC

Notes to Combined Financial Statements

December 31, 2010

The following methods and assumptions were used to estimate the fair value of each class of financial instruments measured on a recurring basis:

Demand loan receivable from affiliate — The carrying amount of demand loan receivable from affiliate approximates fair value due to the short maturity of the investments.

Demand loan payable to affiliate — The carrying amount of demand loan payable to affiliate approximates fair value due to the short maturity of these borrowings.

Long-term debt — The fair value of note and debentures was estimated based on quoted market prices for the same or similar debt instruments with similar terms and remaining maturities, which is classified as Level 2 in “Fair Value Hierarchy,” where the fair value is determined by using valuation techniques that refer to observable market data. GTN presently intends to maintain the current schedule of maturities for its debentures, which will result in no gains or losses on repayment.

Credit facility, affiliate — The fair value of borrowings from this facility approximates its carrying value since the interest rates are periodically adjusted to reflect current market conditions.

(b)         Fair Value Hierarchy

Under FASB ASC 820, Fair Value Measurements and Disclosures, fair value measurements are characterized in one of three levels based upon the input used to arrive at the measurement. The three levels of the fair value hierarchy are as follows:

•                                          Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Combined Companies have the ability to access at the measurement date.

•                                          Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

•                                          Level 3 inputs are unobservable inputs for the asset or liability.

When appropriate, valuations are adjusted for various factors including credit considerations. Such adjustments are generally based on available market evidence. In the absence of such evidence, management’s best estimate is used.

(7)         Transactions with Major Customer

GTN’s major customer is PG&E. Revenues from PG&E for the year ended December 31, 2010 was 34% or approximately $73 million of GTN’s total revenues. No other customers had revenues totaling more than 10% of GTN’s total revenues.

(8)         GTN’s transactions with Affiliated Companies

(a)         Cash Management Program

GTN participates in TransCanada’s cash management program, which matches short-term cash surpluses and needs of participating affiliates, thus minimizing total borrowings from outside sources. Monies advanced under the agreement are considered to be a loan, accruing interest and

(Continued)

GAS TRANSMISSION NORTHWEST CORPORATION AND

BISON PIPELINE, LLC

Notes to Combined Financial Statements

December 31, 2010

repayable on demand. GTN shall receive interest on monies advanced to TransCanada at the rate of interest earned by TransCanada on its short-term cash investments. GTN shall pay interest on monies advanced from TransCanada based on TransCanada’s short-term borrowing costs or commercial paper rate. At December 31, 2010, GTN had a demand loan receivable from TransCanada of $62.0 million.

(b)         Affiliate Revenues and Expenses

GTN is charged by TransCanada for services such as legal, tax, treasury, human resources, other administrative functions, and for other costs incurred on its behalf. These include, but are not limited to, employee benefit costs and property and liability insurance costs. For the year ended December 31, 2010, GTN reflected $19.2 million of charges from TransCanada in its operating expenses. These costs are based on direct assignment to the extent practicable, or by using allocation methods that are reasonable reflections of the utilization of services provided to or for the benefits received by GTN.

In 2010, TransCanada USA Services Inc. charged GTN $.4 million of pension costs. No pension funding payments were made in 2010. At December 31, 2010, the pension plan amount due to TransCanada USA Services Inc. of $6.9 million is included in noncurrent liabilities. On April 21, 2011, GTN distributed to TransCanada USA Services Inc. the net of the pension plan amount and the other post retirement benefits amount through a common parent.

In 2010, TransCanada USA Services Inc. charged GTN $.04 million of other postretirement benefit costs. No payments were made for other postretirement benefit amounts in 2010. At December 31, 2010, the other postretirement benefits amount due from TransCanada USA Services Inc. of $16.0 million is included in other noncurrent assets. On April 21, 2011, GTN distributed to TransCanada USA Services Inc. the net of the pension plan amount and the other post retirement benefits amount through a common parent.

In 2010, GTN charged its affiliates $0.8 million for certain capital and operating and administrative services provided. During 2010, GTN charged TGT and Foothills PipeLines (South B.C.) Ltd. $0.6 million for gas control and scheduling and nomination services.

(9)         Bison’s transactions with Affiliated Companies

(a)         Cash Management Program

Bison participates in TransCanada’s cash management program, which matches short-term cash surpluses and needs of participating affiliates, thus minimizing total borrowings from outside sources. Monies advanced under the agreement are considered to be a loan, accruing interest and repayable on demand. Bison shall receive interest on monies advanced to TransCanada at the rate of interest earned by TransCanada on its short-term cash investments. Bison shall pay interest on monies advanced from TransCanada based on TransCanada’s short-term borrowing costs or commercial paper rate. At December 31, 2010, Bison had a demand loan payable to TransCanada amounting to $34.9 million.

(Continued)

GAS TRANSMISSION NORTHWEST CORPORATION AND

BISON PIPELINE, LLC

Notes to Combined Financial Statements

December 31, 2010

(b)         Affiliate Expenses

In 2010, Bison was charged $9 million by its affiliates for certain capital and operating and administrative services provided to the Bison. These charges were capitalized and did not impact Bison’s income. At December 31, 2010, Bison owed $.2 million to these affiliates classified as accounts payable on the combined balance sheet.

(c)          Credit Facility Agreement with TC Continental

On March 31, 2009, Bison executed a revolving credit facility agreement with TC Continental so that the Bison can request advances of funds to be used for general corporate purposes and partially fund the project construction costs. The agreement, which expires on March 31, 2011, allows for borrowings up to $305 million. Borrowings under this facility bear interest based on the London Interbank Offered Rate (LIBOR) plus an applicable margin. Bison can elect the LIBOR period between one-, two-, three-, six-, or twelve- month periods. Additionally, Bison may increase or decrease the amount outstanding under this facility by taking additional borrowings and making repayments and may only repay the whole or any portion of the amount outstanding at the end of each LIBOR period. At December 31, 2010, there was an outstanding loan amounting to $161 million. At December 31, 2010 total interest incurred on this facility amounted to $6.3 million, all of which was capitalized as part of cost of construction due to the project not being in service until January 14, 2011.

(10)  Bison’s Member’s Equity

Bison received contributions from its sole member, TC Continental amounting to $280 million for the year ended December 31, 2010. The contributions received were used to fund construction.

(11)  Liquidity

The Combined Companies’ funding has been provided to date through borrowings from an unaffiliated entity (note 5), an affiliated entity (note 9) and equity contributions from an affiliated entity (note 10). The Combined Companies’ liquidity requirements relate primarily to the funding of the construction of the Bison pipeline. At December 31, 2010, the Combined Companies have negative working capital of $221.2 million.

During January 2011, Bison placed the pipeline into service. Additionally, during March 2011, Bison paid all amounts outstanding under its credit facility with TC Continental following an equity contribution amounting to $305 million, which satisfied both the amounts outstanding under the facility ($305 million) as well as other amounts payable to others and affiliates for construction expenditures incurred but not yet paid as of the date of the contribution.

Primary sources of funds for short-term liquidity needs will be cash flow from operations, available cash balances, borrowings and equity contributions from an affiliated entity. Liquidity needs fluctuate depending on the remaining costs to complete construction of the Bison pipeline.

(Continued)

GAS TRANSMISSION NORTHWEST CORPORATION AND

BISON PIPELINE, LLC

Notes to Combined Financial Statements

December 31, 2010

Management believes that borrowings from affiliates together with contributions from TC Continental will provide sufficient liquidity over the next twelve months to fund working capital needs, debt repayments, and anticipated capital expenditures.

(12)  Subsequent Events

Subsequent events have been assessed through June 13, 2011, which is the date the combined financial statements were issued. No events or transactions were identified during this period that would require recognition or disclosure in the combined financial statements other than those already reflected.

GAS TRANSMISSION NORTHWEST CORPORATION AND

BISON PIPELINE, LLC

Combining Balance Sheet

December 31, 2010

(In thousands)

	GTN	Bison	Combined
Assets
Current assets:
Cash and cash equivalents	$—	128	128
Demand loan receivable from affiliate	62,031	—	62,031
Accounts receivable:
Trade, net of allowance of $2	19,273	—	19,273
Other	13,741	—	13,741
Materials and supplies	5,554	—	5,554
Other	5,905	—	5,905
Total current assets	106,504	128	106,632
Property, plant, and equipment:
Property, plant, and equipment	1,688,894	—	1,688,894
Construction work in progress	4,685	615,154	619,839
	1,693,579	615,154	2,308,733
Less accumulated depreciation and amortization	(861,865)	—	(861,865)
Total property, plant, and equipment, net	831,714	615,154	1,446,868
Other assets:
Regulatory assets	3,325	7,451	10,776
Other	18,295	527	18,822
Total other assets	21,620	7,978	29,598
Total assets	$959,838	623,260	1,583,098
Liabilities and Net Equity
Current liabilities:
Demand loan payable to affiliate	$—	34,857	34,857
Bank indebtedness	28	—	28
Accounts payable:
Trade	1,798	457	2,255
Affiliates	3,590	187	3,777
Other	11,342	107,913	119,255
Income taxes payable	4,544	—	4,544
Taxes payable (other than income)	644	—	644
Accrued interest	1,472	16	1,488
Credit facility, affiliate	—	161,000	161,000
Total current liabilities	23,418	304,430	327,848
Long-term debt, net of current maturities	325,000	—	325,000
Other liabilities:
Deferred income taxes	7,267	7,978	15,245
Regulatory liabilities	17,813	—	17,813
Other	9,590	—	9,590
Total other liabilities	34,670	7,978	42,648
Net equity	576,750	310,852	887,602
Total liabilities and net equity	$959,838	623,260	1,583,098

See accompanying independent auditors’ report.

GAS TRANSMISSION NORTHWEST CORPORATION AND

BISON PIPELINE, LLC

Combining Statement of Income

Year ended December 31, 2010

(In thousands)

	GTN	Bison	Combined
Operating revenues	$217,475	—	217,475

Operating expenses:
Operation and maintenance	43,646	—	43,646
Depreciation and amortization	37,895	—	37,895
Taxes, other than income	8,607	—	8,607
Total operating expenses	90,148	—	90,148
Operating income	127,327	—	127,327

Other (expense) income, net	(3,351)	10,156	6,805
Interest and debt expense	19,302	—	19,302
Affiliated interest income, net	208	—	208
Income before income taxes	104,882	10,156	115,038
Income taxes	40,382	—	40,382
Net income	$64,500	10,156	74,656

See accompanying independent auditors’ report.